LEASE


     This instrument is an indenture of lease by and between Optometrics Holdings LLC, a Massachusetts Limited Liability Company ("Landlord") and Dynasil Corporation of America, a New Jersey corporation and Optometrics Corporation, a Delaware corporation ("Tenant").

     The parties to this instrument hereby agree with each other as follows:

                            ARTICLE I
                SUMMARY OF BASIC LEASE PROVISIONS

1.1  INTRODUCTION

     As further supplemented in the balance of this instrument, the following sets forth the basic terms of this Lease, and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2  BASIC DATA

Date:                         March 8, 2005

Landlord:                Optometrics Holdings LLC

Payment Address:         8 Nemco Way
                         Stony Brook Industrial Park
                         Ayer, Massachusetts 01432

Tenant:                  Dynasil Corporation of America

Mailing Address of
Tenant:                  385 Cooper Road
                         West Berlin, New Jersey 08091

Premises:                8 Nemco Way
                         Stony Brook Industrial Park
                         Ayer, Massachusetts 01432

Lease Term:              Eight (8) years (plus the
                         partial   calendar   month   immediately
                         following the Term Commencement Date  if
                         the Term Commencement Date does not fall
                         on  the first (1st) day of a month). The
                         Lease   may  be  extended  pursuant   to
                         Article 3.2 herein.

Term Commencement Date:  March 8, 2005

Base Rent:               Shall  be  One  Hundred
                         Fourteen Thousand (U.S. $114,000.00) per annum, payable in monthly installments of Nine Thousand, Five Hundred (U.S.
                         $9,500.00) Dollars.

Rent Commencement Date:  Upon the Term Commencement Date.

Permitted Use:                          For general business
                         office and manufacturing use and all
                         uses presently being made of the
                         Premises or as allowed by laws
                         applicable to the Premises.

Additional Rent:         (i)  Operating Expense:
                         All Operating Costs for the Premises.

                         (ii) Real Estate Taxes:  All Real Estate
                         Taxes for the Premises.



Tenant's Insurance
Requirements: Public Liability:  As presently insured.

              Property Damage:   Insured similar to current
                                 insurance levels in all material
                                 respects.


                           ARTICLE II
             DESCRIPTION OF PREMISES AND APPURTENANT
                             RIGHTS

2.1  LOCATION OF PREMISES

     The Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the land with the buildings thereon commonly known and numbered as 8 Nemco Way, Stony Brook Industrial Park, Ayer, Massachusetts 01432 (the "Premises").

2.2  APPURTENANT RIGHTS AND RESERVATIONS

     Tenant shall have, as appurtenant to the Premises, rights to use the facilities including the buildings or the land constituting the Premises, including parking areas, walkways, driveways, lobbies, hallways, ramps, stairways and elevators, necessary for access to said Premises. Such rights shall be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, and to the right of Landlord to designate and change from time to time the areas and facilities so to be used, provided such changes do not unreasonably interfere with the use of the Premises for the Permitted Use. The Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as not unreasonably to interfere with Tenant's use of the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises in accordance with the terms hereof. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. The Landlord also reserves the right to alter or relocate any common facility and to change the lines of the Lot if so required by applicable government authority or to preserve or protect the Premises.


                           ARTICLE III
                          TERM OF LEASE

3.1  TERM OF LEASE

     The term of this Lease shall be the period specified in
Section 1.2 hereof as the "Lease Term" commencing upon the Term
Commencement Date specified in Section 1.2.

3.2  OPTION TO EXTEND

     Provided that (i) Tenant has not assigned the Lease (except as otherwise permitted herein), and (ii) the Premises are not then subject to a sublease (whether the term of the sublease has commenced or is to be commenced thereafter) and Tenant will not be exercising the rights hereinafter set forth with the intent of assigning the Lease (except as otherwise permitted herein) or subleasing any portion of the Premises, then Tenant has the right to extend the Lease Term for two (2) five (5) year periods ("Extension Period") at the then current market rent rate, and otherwise on the same terms and conditions as this Lease, except that there shall be no further rights to extend the Lease Term. Tenant shall exercise the option for an Extension Period by written notice to Landlord not more than fifteen (15) months nor less than nine (9) months before the expiration of the Lease Term or, for purposes of the second Extension Period, not more than fifteen (15) months nor less than nine (9) months before the expiration of the first Extension Period. Tenant's exercise of this option shall be effective only if, at the time of notice and upon the effective date of the Extension Period, there is no Event of Default.

Thereupon, this Lease shall be deemed extended for an additional period of five (5) years, upon all of the same terms and conditions of this Lease and any Amendments made hereto with the exception of the annual rent stipulated hereinabove.

Except in the event that shares of Tenant have been listed on a nationally-recognized stock exchange, or quoted on NASDAQ for a period of two (2) years prior to Tenant's exercise of its option to renew the term of this Lease, Tenant's exercise of this renewal option shall be null and void unless Landlord receives
(i)  simultaneously with the notice of exercise and  (ii)  thirty
(30) days before the commencement of the Extension Period, Tenant's certified financial statements for the immediately preceding three (3) year period. In the event Tenant's auditors provide a "going concern" qualification (but not a "subject to" opinion) as to Tenant's ability to continue as a going concern, Landlord may nullify Tenant's exercise of this renewal option.


                           ARTICLE IV
                              RENT
4.1  RENT PAYMENTS

     The Base Rent (at the rates specified in Section 1.2 hereof) and the additional rent or other charges payable pursuant to this Lease (collectively the "Rent") shall be payable by Tenant to Landlord at the Payment Address or such other place as Landlord may from time to time designate by written notice to Tenant without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever, except as further specified herein or as specified in Paragraph 8.4 of the ASSET PURCHASE AND SALE AGREEMENT entered into between the parties on February 17, 2005.

     (a) Commencing on the Rent Commencement Date, Base Rent and Taxes and Operating Expenses, if applicable, shall be payable in advance on the first day of each and every calendar month during the term of this Lease. If the Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

     (b)   Base  Rent  and  Taxes  and  Operating  Expenses,   if
applicable, for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

     (c) Rent not paid when due shall bear interest at the lesser of: (i) a rate of one and one-half percent (1.5%) per month; or (ii) the maximum legally permissible rate, from the due date until paid.

4.2  REAL ESTATE TAX

     (a) The term "Taxes" shall mean all taxes and assessments (including without limitation, assessments for public improvements or benefits and water and sewer use charges), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease Term may be assessed, levied, confirmed or imposed by any governmental entity or municipal authority on or in respect of, or be a lien upon, the Premises, or any part thereof, or any rent therefrom or any estate, right, or interest therein, or any occupancy, use, or possession of such property or any part thereof, and ad valorem taxes for any personal property used exclusively in connection with the Premises. Without limiting the foregoing, Taxes shall also include any payments made by Landlord in lieu of Taxes.

     Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Premises, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such Taxes, or (2) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Premises or any part thereof and/or the personal property used exclusively in connection with the Premises or any part thereof, all such taxes, assessments, fees or charges ("Substitute Taxes") shall be deemed to constitute Taxes hereunder. Taxes shall also include, in the year paid, all reasonable fees and costs incurred by Landlord with the knowledge and consent of Tenant, not to be unreasonably withheld, in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained, provided that Tenant receives any savings that may be awarded as a result of any such contest. Except as hereinabove provided with regard to Substitute Taxes, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

     (b) The Tenant shall pay directly to the taxing authority, or directly to Landlord if so requested by Landlord, all Taxes assessed against the Premises during any tax year (i.e., July 1 through June 30, as the same may change from time to time) during the Lease Term. In the event Landlord directs Tenant to pay all Taxes directly to Landlord, and Tenant makes such payment(s) in a timely manner, Landlord shall indemnify and hold Tenant harmless from any failure to pay such Taxes to any government entity or municipal authority, including any fines, costs or penalties assessed with regard to such failure.

     (c) If any Taxes, with respect to which Tenant shall have paid, shall be adjusted to take into account any abatement or refund, Tenant shall be entitled to a credit against rental obligations hereunder, in the amount of such abatement or refund less Landlord's reasonable costs or expenses, including without limitation reasonable appraiser's and attorneys' fees, of securing such abatement or refund or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. The Tenant shall not apply for any real estate tax abatement without the prior written consent of Landlord.

     (d) Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant during the Lease Term.

4.3  OPERATING COSTS

     Tenant shall pay directly to the provider of goods or services, or reimburse to Landlord as Additional Rent at the election of Landlord, all Operating Costs incurred with respect to the Premises.

     As used in this Lease, the term "Operating Costs" shall mean all costs and expenses incurred in connection with the operation, insuring (other than title insurance), repair, equipping, maintenance (except if caused by fire or other casualty), management and cleaning (collectively, "the Operation") of the Premises, the heating, ventilating, electrical, plumbing, and other systems including, without limitation, the following:

     (1) Costs for electricity, steam and other utilities required in the Operation of the Premises;

     (2)  Water and sewer use charges;

     (3) Any capital expenditure made by Landlord during the term of this Lease, the total cost of which is not properly includable in Operating Costs, shall nevertheless be included in such Operating Costs, and Operating Costs for each succeeding operating year shall include the annual charge-off of such capital expenditure. Such capital expenditures shall be made by mutual consent or at the reasonable discretion of the Landlord in order to maintain the safety and security of the Premises or to maintain the Premises in a manner consistent with "like" properties within the locality in which the Premises are located. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on "like" properties within the locality in which the Premises are located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

Anything in the foregoing to the contrary notwithstanding, except to the extent, if any, specifically set forth herein, the term "Operating Costs" shall not include any of the Landlord's administrative or transactional costs or expenses relating to the ownership, financing or refinancing, or leasing of the Premises, including, without limitation, the Landlord's expenses for its own administrative expenses, accounting, auditing or tax preparation or return preparation expense, franchise or income taxes, financing fees, expenses and costs, refinancing fees, expenses and costs, loan or mortgage broker fees or costs, survey or appraisal expense, environmental assessment or remediation expense (unless such environmental or remedial expense is subject to indemnification as provided in Paragraph 5.4 herein), subdivision or zoning approval (unless requested by Tenant), document preparation or legal expenses, leasing expenses and the like.



                            ARTICLE V
                         USE OF PREMISES

5.1  PERMITTED USE

     Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

5.2  COMPLIANCE WITH LAWS

     Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law, ordinance, by-law, code, rule, regulation or order applicable in the municipality in which the Premises are located. Tenant shall, at its own cost and expense,
(i) make all installations, repairs, alterations, additions, or improvements to the Premises required by any law, ordinance, by-law, code, rule, regulation or order of any governmental or quasi-governmental authority; (ii) keep the Premises equipped with all required safety equipment and appliances; and (iii) comply with all laws, ordinances, codes, rules, regulations, and orders and the requirements of Landlord's and Tenant's insurers applicable to the Premises. In the event such installations, repairs or alterations are considered capital expenditures in accordance with GAAP, such expenditures will be made by Landlord and
reimbursed in accordance with subparagraph 4.3(9) above.   Tenant
shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which is allowed by law.

     Tenant shall not permit any use of the Premises which will make voidable or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or on the contents of said property or which shall be contrary to any law or regulation or which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord for the costs of all extra insurance premiums caused by Tenant's use of the Premises. Any such amounts shall be deemed to be additional rent hereunder

5.3  TENANT'S OPERATIONAL COVENANTS

     (a)  Affirmative Covenants

          In regard to the use and occupancy of the Premises, Tenant will at its expense: (1) keep the Premises reasonably clean; (2) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (3) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (4) keep any garbage, trash, rubbish or other refuse in vermin-proof containers.

     (b)  Negative Covenants

          In regard to the use and occupancy of the Premises and common areas, Tenant will not: (5) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, stairway, sidewalk or common area; (6) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (7) cause or permit objectionable odors to emanate or to be dispelled from the Premises; or (8) commit, or suffer to be committed, any waste upon the Premises, or use or permit the use of any portion of the Premises for any unlawful purpose.

5.4  ENVIRONMENTAL COMPLIANCE.

          (a) Tenant's Responsibility. Tenant shall not cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the best practices prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business. Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the federal Clean Air Act, the federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called "Laws"). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's reasonable request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

          (b) Indemnification. As used in this Section 5.4(b), the term, "Hazardous Material" shall mean any substance that is:
(a) defined under any environmental law as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant,
(b) a petroleum hydrocarbon, including crude oil or any fraction or mixture thereof, (c) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or reproductive toxicant, or (d) otherwise regulated pursuant to any environmental law. Tenant shall indemnify, defend and hold harmless Landlord and its members, shareholders, directors, officers, agents, employees, parent corporation, subsidiaries and affiliates from and against any and all damages, fines, judgments, penalties, costs, liabilities, expenses or losses (including, without limitation, any and all sums paid for settlement of claims, attorney's fees, consultant, investigation and expert fees) incurred with claims accruing or arising during the Lease Term or thereafter from or in connection with the presence or suspected presence of Hazardous Materials in, on or beneath the Premises caused by Tenant. Without limiting the foregoing, this indemnification shall include any and all costs reasonably incurred due to any environmental investigation of the Premises or any environmental cleanup, remediation, removal or restoration mandated by a federal, state or local agency or political subdivision. This indemnification shall specifically include any and all costs due to Hazardous Material that flows, diffuses, migrates or percolates into, onto or under the Premises after the Commencement Date. Notwithstanding the foregoing, and anything herein to the contrary notwithstanding, Tenant shall have no obligation to indemnify Landlord for or with respect to any Hazardous Materials that are or were present on or before the Term Commencement Date, including without limitation those that are referred to or described in the "Citizens Transaction Screen Assessment" dated May 6, 2004 prepared by GeoInsight, Inc. or are present as a result of Landlord's acts or omissions, as to any and all of which Landlord shall indemnify Tenant to the same extent as Tenant is obligated to indemnify Landlord hereunder. The parties agree that this Section 5.4(b) shall survive the expiration or earlier termination of this Lease for any reason and shall not be construed to limit Tenant's or Landlord's rights against any third party who may be responsible for the presence of Hazardous Materials on the Premises.

          In the event of a breach by either party of its representations or covenants contained in Sections 5.4(a) or 5.4(b) which breach is not cured within thirty (30) days after written notice of such breach from the other (or if such breach cannot be cured within said 30 day period, such additional time so long as the responsible party is diligently and continuously pursuing such cure), then either party shall have the right to terminate this Lease, without cost or liability therefor, upon written notice to the other party.

          (c) Tenant's Liability After Termination of Lease. The covenants contained in this Paragraph 5.4 shall survive the expiration or termination of this Lease, and shall continue for so long as either party and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation from which either party has agreed to indemnify the other party under this Paragraph 5.4.

5.5  INSTALLATIONS, ALTERATIONS, AND ADDITIONS

     Tenant shall not make structural installations, alterations, or additions to the Premises, but may make nonstructural installations, alterations or additions provided that Landlord consents thereto in advance and in writing. In any event, Tenant shall not demolish the existing office space in the Premises, without the prior written approval of Landlord, which approval shall not unreasonably be withheld. In no event shall Landlord's approval of any proposed installations, alterations, or additions to the Premises, whether in connection with Tenant's initial leasehold improvements or otherwise, constitute a representation by Landlord that such work complies with the requirements of any applicable law or regulation, including without limitation the requirements of the ADA. Any installations, alterations, or additions made by Tenant shall be at Tenant's sole cost and expense and shall be done in a good and workmanlike manner using materials of a quality at least equivalent to that of the existing improvements; and prior to Tenant's use of the Premises, after the performance of any such work, Tenant shall procure certificates of occupancy and any other required certificates. Tenant shall not suffer or permit any mechanics' or similar liens to be placed upon the Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and shall cause any such lien to be released of record forthwith without cost to Landlord. Any installations, alterations or additions made by Tenant to the Premises, including, without limitation, all utility systems, fixtures, machinery, equipment, and appliances installed in connection therewith, other than movable personal property, shall become the property of Landlord at the termination or expiration of this Lease, unless Landlord requires, at the time of Landlord's approval of such work, Tenant to remove any of the same, in which event Tenant shall, at its own cost and expense, comply with such requirement and repair any damage caused by such removal. As and to the extent reasonably requested by Landlord at the termination or expiration of this Lease, Tenant shall provide Landlord with all deeds, bills of sale or similar documents to transfer to vest in Landlord at or as of such time ownership of all such installations, alterations or additions made by Tenant.

     It is further agreed and understood that at the termination of this Lease or any extensions thereof, Tenant shall have restored the Premises to good repair, order and condition in all respects, including but not limited to repair of all floor surfaces damaged by the removal of partitions, machinery and equipment, and shall restore all floor areas to a good condition and repair, using materials to provide a consistent floor surface, reasonably satisfactory to Landlord; and shall have cleaned and removed accumulations of dirt and particles, oils, grease, and discolorations from all surfaces resulting from Tenant's processes and shall leave the Premises broom clean.

                           ARTICLE VI
                    ASSIGNMENT AND SUBLETTING

6.1  PROHIBITION

     Except as specifically set forth in this Article VI, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises, without, in each instance, having first received the express consent of Landlord. Any assignment of this Lease or subletting of the whole or any part of the Premises by Tenant without Landlord's express consent shall be invalid, void and of no force or effect.

6.2  PERMITTED ASSIGNMENT

     The foregoing notwithstanding, provided that Tenant is not then in default under this Lease, Tenant may assign this Lease upon written notice to Landlord, to a wholly-owned subsidiary or affiliate provided (and it shall be a condition of the validity of any such assignment) that such subsidiary or affiliate agrees directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the Rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor.

6.3  PERMITTED SUBLETTING

     The terms of Paragraph 6.1 above notwithstanding, and provided that Tenant is not then in default under this Lease, if at any time or from time to time during the Lease Term, Tenant desires to sublease all (but not less than all) of the Premises, Tenant shall notify Landlord in writing of the terms of the proposed subleasing, the identity of the proposed sublessee, a copy of the proposed sublease, and such other information as Landlord may reasonably specify to evaluate Tenant's request. Within thirty (30) days subsequent to Landlord's receipt of the proposed sublease and such requested additional information, Landlord shall approve or disapprove in writing the proposed sublease and the proposed sublessee. Landlord's approval of the proposed sublease and/or subleesee shall not be unreasonably withheld, conditioned or delayed.

     If, with the written approval of Landlord, the Premises are subleased, Landlord may, after default by Tenant, collect Rent from the subtenant, and apply the net amount collected to the Base Rent and additional rental herein reserved, but no such subleasing or collection shall be deemed: (i) a waiver of any of Tenant's covenants contained in this Lease; (ii) the acceptance by Landlord of the subtenant as Tenant; or (iii) the release of Tenant from further performance by Tenant of its covenants under this Lease. Landlord's approval of or consent to a sublease transaction shall not operate to release Tenant from its liability hereunder, and shall not affect Landlord's rights under this Paragraph 6.3 as to any subsequent proposed sublease. Tenant covenants and agrees to deliver to Landlord one (1) fully executed counterpart of the instruments and documents (including amendments thereto) evidencing any approved subleasing effected pursuant to this Lease. Such delivery shall be made promptly following the execution of any such instrument or document.

                           ARTICLE VII
                     REPAIRS AND MAINTENANCE

7.1  TENANT OBLIGATIONS

     From and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant shall keep the Premises and every part thereof in good order, condition, and repair, reasonable wear and tear and damage by casualty, as a result of condemnation only excepted; and shall return the Premises to Landlord at the expiration or earlier termination of the Lease Term in such condition.

7.2  LANDLORD'S RIGHT OF ACCESS

     The Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon reasonable advance notice or any time in case of emergency, for the purpose of inspecting or of making repairs or alterations, to the Premises, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Premises.

     For a period commencing twelve (12) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants.

                          ARTICLE VIII
                            UTILITIES

8.1  UTILITIES

     Tenant shall pay directly to the utility, as they become due, all bills for electricity, gas, water and sewer, and other utilities (whether they are used for furnishing heat or for other purposes) that are furnished to the Premises.

                           ARTICLE IX
                            INDEMNITY

9.1  INDEMNITY

     (a) TENANT'S INDEMNITY
     The Tenant shall indemnify and save harmless Landlord, the members, directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities of whatever nature (a) arising from the failure of Tenant to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises, or Tenant's use thereof; or (b) arising directly or indirectly from any accident, injury, or damage, caused by Tenant, to any person or property, on or about the Premises; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises, where such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Tenant, or Tenant's contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Tenant: provided, however, that in no event shall Tenant be obligated under this clause (c) to indemnify Landlord, the members, directors, officers, agents, employees of Landlord, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Landlord or the officers, agents, or employees of Landlord on or about the Premises. Anything in the foregoing to the contrary notwithstanding, Tenant shall have no obligation to indemnify Landlord against any liability, cost or expense, arising from or relating to any pre-existing condition or state of affairs that Landlord knew or should have known to be a hazard or dangerous condition at the commencement of the Lease Term; however, Tenant shall be obligated to immediately notify Landlord of any such condition of which it becomes aware during the Lease Term.

     This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, attorney's fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof; provided that Landlord promptly notifies Tenant in writing of any claim for which it seeks indemnification hereunder and provides Tenant with sole control of any defense or settlement thereof, together with reasonable assistance in the defense thereof.

9.2  TENANT'S RISK

     The Tenant agrees to use and occupy the Premises at Tenant's sole risk; and Landlord shall have no responsibility or liability for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through or under Tenant other than uninsured losses resulting from Landlord's negligence, Landlord's breach of any representation or warranty made hereunder by Landlord or Landlord's failure to perform in all material respects each and every one of Landlord's covenants made herein. "Uninsured losses" shall not include deductible amounts under Tenant's insurance. Without limiting the generality of the foregoing, Landlord acknowledges and agrees that Tenant intends to occupy and use the Premises for and in the manner contemplated by an Asset Purchase Agreement dated even date herewith entered into by and among Tenant, the principals of Landlord and Landlord's current tenant.

9.3  INJURY CAUSED BY THIRD PARTIES

     The Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying any part of the Premises, or for any loss or damage from the breaking, bursting, crossing, stopping, or leaking of electric cables and wires, and water, gas, sewer, or steam pipes, or like matters, except to the extent caused by the omission, fault, negligence, or other misconduct of Landlord or its officers, agents, or employees, or the breach of Landlord's obligations under the Lease.



                            ARTICLE X
                            INSURANCE

10.1 TENANT'S INSURANCE OBLIGATIONS

     Tenant shall carry public liability insurance in a company or companies licensed to do business in the state in which the Premises are located. Said insurance shall be in the amounts listed in the Basic Data and shall name Landlord as an additional insured, as its interests may appear. Tenant shall carry property damage insurance for all of its equipment and for all leasehold improvements which are made by Landlord or Tenant in and to the Premises, which policies shall name Landlord as an additional insured and be for the full replacement value of any such equipment or leasehold improvements similar to current insurance. Each policy shall contain an endorsement that will prohibit its cancellation or amendment prior to the expiration of thirty (30) days after notice of such proposed cancellation or amendment to Landlord. Tenant shall carry insurance in the initial amounts listed in the Basic Data and shall provide Landlord with certificates of such Tenant Insurance Requirements on or prior to the Commencement Date.

10.2 WAIVER OF SUBROGATION

     Tenant and Landlord each hereby release the other to the extent of their respective insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant, Landlord or their agents. Tenant and Landlord agree that their respective policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant or Landlord, as the case may be, to recover thereunder and otherwise acknowledging this mutual waiver of subrogation.


                           ARTICLE XI
                            CASUALTY

11.1 DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

     The term "substantial damage," as used herein, shall refer to damage which is of such a character that in Landlord's reasonable, good faith estimate the same cannot, in ordinary course, be expected to be repaired within 90 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage."

11.2 PARTIAL DAMAGE TO THE PREMISES

     If during the Lease Term there shall be partial damage to the Premises by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall proceed to restore the Premises to substantially the condition in which it was immediately prior to the occurrence of such damage.

11.3 SUBSTANTIAL DAMAGE TO THE PREMISES

     If during the Lease Term there shall be substantial damage to the Premises by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall restore the Premises to the extent reasonably necessary to enable Tenant's use of the Premises, unless Landlord, within ninety (90) days after the occurrence of such damage, shall give notice to Tenant of Landlord's election to terminate this Lease. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with Tenant's use of the Premises. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

11.4 ABATEMENT OF RENT

     If during the Lease Term the Premises shall be damaged by fire or casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises or so much thereof as shall have been originally constructed by Landlord (exclusive of any of Tenant's fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were prior to such damage.

11.5 MISCELLANEOUS

     In no event shall Landlord have any obligation to make any repairs or perform any restoration work under this Article XI if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules, or regulations, the refusal of the holder of a mortgage or ground lease affecting the premises to make available to Landlord the net insurance proceeds attributable to such restoration, or the inadequacy of such proceeds to fund the full cost of such repairs or restoration, but reasonably promptly after Landlord ascertains the existence of any such cause, it shall either terminate this Lease or waive such condition to its restoration obligations and proceed to restore the Premises as otherwise provided herein. Further, Landlord shall not be obligated in any event to make any repairs or perform any restoration work to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant (all of which Tenant shall repair and restore) or to any fixtures in or portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord.

                           ARTICLE XII
                         EMINENT DOMAIN

12.1 RIGHTS OF TERMINATION FOR TAKING

     If  the  Premises or such portion thereof as to  render  the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant's purposes, shall be taken (including a temporary taking in excess of 180 days) by condemnation or right of eminent domain or sold in lieu of condemnation, Landlord or Tenant may elect to terminate this Lease by giving notice to the other of such election not later than thirty (30) days after Tenant has been deprived of possession.

     Further, if so much of the Premises shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in Landlord's opinion, be uneconomical, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after the effective date of such taking.

     The Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's personal property installed in the Premises by Tenant at Tenant's expense and for relocation and increased occupancy and operating expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority. In any action brought by Landlord with regard to any taking, Landlord will not claim as damages the value of Tenant's personal property maintained within the Premises.

12.2 ABATEMENT OF RENT

     In the event of any such taking of the Premises, the Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

12.3 MISCELLANEOUS

     In no event shall Landlord have any obligation to make any repairs under this Article XII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, requirements of any applicable laws, codes, ordinances, rules, or regulations or requirements of any mortgagee. Further, Landlord shall not be obligated to make any repairs to any portions of the Premises which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord, and Tenant shall be obligated to perform any repairs on and restorations to any alterations, additions, or improvements to the Premises performed by Tenant.


                          ARTICLE XIII

13.1 TENANT'S DEFAULT

     (a) Events of Default. The following shall be "Events of Default" under this Lease:

          (i) If Tenant shall fail to pay any monthly installment of Rent when due, and such default shall continue for five (5) days after written notice from Landlord; provided that no such notice shall be required if Tenant has received two (2) similar notices within three hundred sixty-five (365) days prior to such violation or failure;

          (ii) If Tenant shall fail to timely make any other payment required under this Lease and such default shall continue for five (5) days after written notice from Landlord; provided that no such notice shall be required if Tenant has received two (2) similar notices within three hundred sixty-five (365) days prior to such violation or failure;

          (iii) If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant in any material respect, if such violation or failure continues for a period of thirty (30) days after Landlord's written notice thereof to Tenant; provided that no such notice shall be required if Tenant has received two (2) similar notices within three hundred sixty-five (365) days prior to such violation or failure;

          (iv) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws");

          (v) the appointment of a receiver or custodian for all or a substantial portion of Tenant's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant's personal property;

          (vi) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (vii) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within ninety
     (90) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier;

          (viii) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors; or

          (ix) Tenant's interest in this Lease being taken on execution in any action against the Tenant.

     (b) Landlord's Remedies. Should an Event of Default occur under this Lease, Landlord may pursue any or all of the following remedies:

          (i) Termination of Lease. Landlord may terminate this Lease by giving written notice of such termination to Tenant, or by reentry in accordance with applicable law, whereupon the mailing of such notice of termination addressed to Tenant, or in the case of reentry, upon such reentry, this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

          (ii) Suit for Possession. Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Premises are located or by such other proceedings, including reentry and possession, as may be applicable.

          (iii) Reletting of Premises. Should this Lease be terminated before the expiration of the Term of this Lease by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the Term of this Lease without having paid the full rental for the remainder of such Term, Landlord shall use commercially reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full Annual Rent and Additional Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord,
Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees and expenses of placing the Premises in rentable condition including without limitation any alterations and improvements. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the
Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises except as set forth herein, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

          (iv) Acceleration of Payment. If Tenant shall fail to pay any monthly installment of Rent pursuant to the terms of this Lease, within five (5) days of the date when each such payment is due, for three (3) consecutive months, or three (3) times in any period of twelve (12) consecutive months, then Landlord may, by giving written notice to Tenant, exercise any of the following options: (A) declare the entire rent reserved under this Lease to be due and payable within ten (10) days of such notice; (B) declare the rent reserved under this Lease for the next six (6) months (or at Landlord's option for a lesser period) to be due and payable within ten (10) days of such notice; or (C) require an additional security deposit to be paid to Landlord within ten (10) days of such notice in an amount not to exceed six (6) months rent. Landlord may invoke any of the options provided for herein at any time during which an Event of Default remains uncured.

          (v) Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term of this Lease. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorney's fees and court costs reasonably incurred.

          (vi) Cumulative Remedies. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity, whether or not mentioned herein. Landlord's election to pursue one or more remedies, whether as set forth herein or otherwise, shall not bar Landlord from seeking any other or additional remedies at any time and in no event shall Landlord ever be deemed to have elected one or more remedies to the exclusion of any other remedy or remedies. Any and all rights and remedies that Landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

     (c) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent or any other sum be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or any other sum or so pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or Premises.

     (d) Right of Landlord to Cure Tenant's Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate which is 1.5% per month, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.


     (e) Late Payment. If Tenant fails to pay any installment of Rent on or before the tenth (10th) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of three percent (3%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per month which is 1.5%, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent due, or if payments have been accelerated pursuant to this Lease, due and payable immediately.

                           ARTICLE XIV

14.1 SUBORDINATION

     Upon the written request of Landlord, Tenant shall enter into a recordable agreement with the holder of any present or future mortgage of the Premises which shall provide that (i) this Lease shall be subordinated to such mortgage, (ii) in the event of foreclosure of said mortgage or any other action thereunder by the mortgagee, the mortgagee (and its successors in interest) and Tenant shall be directly bound to each other to perform the respective undischarged obligations of Landlord and Tenant hereunder (in the case of Landlord accruing after such foreclosure or other action and in the case of Tenant whether accruing before or after such foreclosure or other action), (iii) this Lease shall continue in full force and effect, and (iv) Tenant's rights hereunder shall not be disturbed, except as in this Lease provided. Tenant may request that the mortgage holder execute a nondisturbance and attornment agreement with Tenant. The word "mortgage" as used herein includes mortgages, deeds of trust and all similar instruments, all modifications, extensions, renewals and replacements thereof, and any and all assignments of the Landlord's interest in this Lease given as collateral security for any obligation of Landlord.

14.2 MODIFICATIONS

     In the event that any holder or prospective holder of any mortgage, as hereinbefore defined, which includes the Premises as part of the mortgaged Premises, shall request any reasonable modification of any of the provisions of this Lease, other than a provision directly related to the Rent or other sums payable hereunder, the duration of the Term hereof, or the size, use or location of the Premises, and such modification is not detrimental to Tenant, Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this Lease in the event of foreclosure or other similar action taken by such holder or prospective holder or by anyone claiming by, through or under such holder or prospective holder.



                           ARTICLE XV
                    MISCELLANEOUS PROVISIONS

15.1 CAPTIONS

     The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.

15.2 COUNTERPARTS

     This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.

15.3 CONSTRUCTION AND GRAMMATICAL USAGE

This Lease shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, and each party agrees to submit to the personal jurisdiction of any court (federal or state) in said Commonwealth for any dispute, claim or proceeding arising out of or relating to this Lease.

15.4 COVENANT OF QUIET ENJOYMENT

     Subject to the terms and provisions of this Lease and on payment of the Rent, additional rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming by, through or under Landlord; except as otherwise specifically provided herein, the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

15.5.     ESTOPPEL CERTIFICATES.

     Landlord and Tenant both agree on the Term Commencement Date and from time to time thereafter, upon not less than fifteen (15) days' prior written request by either party to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect, that such party has, except to the extent set forth therein, no defenses, offsets or counterclaims against its obligations to pay rent and other charges required under this Lease and to perform its other covenants under this Lease and that, except to the extent set forth therein, there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications, and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Rent and other charges have been paid. Any such statement delivered pursuant to this Section 15.5 may be relied upon by any prospective purchaser or mortgagee of the property which includes the Premises or any prospective assignee of any such mortgagee.

15.6 HOLDOVER

     If Tenant remains in the Premises after the termination of this Lease, by its own terms or for any other reason, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only, at a daily rate equal to 125% of the Rent applicable immediately prior to such termination plus the then applicable additional rent and other charges under this Lease. Tenant shall also pay to Landlord all damages, direct or indirect, sustained by Landlord by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

15.7 ENTIRE AGREEMENT

     This Lease sets forth all the covenants, promises, agreements conditions, representations and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, representations or understandings, either oral or written between them other than those herein set forth and this Lease expressly supersedes any proposals or other written documents relating hereto. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by them.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the date set forth in Section 1.2, above.

LANDLORD: OPTOMETRICS HOLDINGS LLC

_/s/ Frank Denton
By: Frank Denton, Member

/s/ Laura Lunardo
By: Laura Lunardo, Member


TENANT:  DYNASIL CORPORATION OF AMERICA

By: /s/ Craig T. Dunham


Print: Craig T. Dunham


Title: President/ CEO


TENANT:  DYNASIL CORPORATION OF AMERICA

By: /s/ Craig T. Dunham


Print: Craig T. Dunham


Title: President